Macquarie Infrastructure Holdings, LLC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS THIRD QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

•Sale of Atlantic Aviation closed, proceeds of $37.386817 per unit in cash distributed on October 7, 2021

•Offer to Repurchase 2.00% Convertible Senior Notes closed on October 22, 2021, approximately $26.9 million repurchased

New York, November 2, 2021 — Macquarie Infrastructure Holdings, LLC (NYSE: MIC) (the “Company”) today announced its financial and operational results from continuing operations for the third quarter of 2021.

“Our reported results reflect the previously announced closing of the sale of Atlantic Aviation which resulted in a distribution of $37.386817 per unit in cash on October 7, 2021,” said Christopher Frost, chief executive officer of MIC. “We continue to expect the merger of the Company with an entity managed by Argo Infrastructure Partners, LP will be concluded in the first half of 2022 and result in consideration of $3.83 per unit in cash being distributed.”

“Following the sale of Atlantic Aviation, holders of the Company’s 2.00% Convertible Senior Notes, due in 2023, were entitled to put their notes to us at par plus accrued interest. Approximately $26.9 million of Notes were repurchased on October 22, 2021, leaving approximately $6.8 million outstanding,” Frost added.

Financial and Operational Results

MIC’s results from continuing operations for the third quarter of 2021 reflect improving conditions for its businesses as the number of visitors to Hawaii continued to recover from COVID-induced lows. Visitors to the islands increased to approximately 79% of pre-pandemic levels during the period. The resulting increase in hotel occupancy and restaurant patronage contributed to a 47% increase in gas consumption compared with the third quarter of 2020 (“prior comparable period”).

The financial impact of the increased consumption was partially offset by a higher wholesale cost of Liquified Petroleum Gas (“LPG”) distributed by Hawaii Gas. Overall gas consumption was 7% below the levels recorded in the third quarter of 2019.

Each of MIC’s key financial performance metrics reflect the impact of increased expenses of approximately $280.2 million primarily associated with the sale of its Atlantic Aviation business and with the Company’s reorganization as a limited liability company.

MIC recorded a net loss from continuing operations of $274.7 million in the third quarter compared with a net loss of $5.5 million in the prior comparable period.

The Company reported Adjusted EBITDA excluding non-cash items from continuing operations of $9.0 million for the quarter, versus $5.4 million in the third quarter of 2020.

MIC used $271.5 million of cash in operating activities during the quarter compared with cash generated of $1.5 million in the prior comparable period.

The Company reported Adjusted Free Cash Flow from continuing operations of $7.9 million for the quarter, versus $2.2 million in the third quarter of 2020.

Summary Financial Information

	Quarter Ended September 30,		Change Favorable/ (Unfavorable)		Nine Months Ended September 30,		Change Favorable/ (Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands, Except Unit and Per Unit Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net loss	$(274,651)	$(5,490)	(269,161)	NM	$(296,461)	$(25,192)	(271,269)	NM
Net loss per unit attributable to MIH	(3.12)	(0.06)	(3.06)	NM	(3.38)	(0.29)	(3.09)	NM
Cash (used in) provided by operating activities	(271,548)	1,462	(273,010)	NM	(292,199)	(1,324)	(290,875)	NM
Discontinued Operations
Net income (loss)	$2,954,444	$(887,880)	3,842,324	NM	$2,996,984	$(864,249)	3,861,233	NM
Net income (loss) per unit attributable to MIH	33.61	(10.20)	43.81	NM	34.19	(9.95)	44.14	NM
Cash provided by operating activities	47,860	108,125	(60,265)	(56)	28,965	283,506	(254,541)	(90)
Weighted average number of units outstanding: basic	87,891,018	87,030,751	860,267	1	87,645,390	86,864,951	780,439	1
MIH Non-GAAP Metrics
EBITDA excluding non-cash items - continuing operations	$(271,181)	$2,052	(273,233)	NM	$(260,248)	$8,258	(268,506)	NM
Investment and acquisition/disposition costs	280,161	3,335	276,826	NM	291,036	16,161	274,875	NM
Adjusted EBITDA excluding non - cash items–continuing operations	8,980	5,387	3,593	67	30,788	24,419	6,369	26
Cash interest	(616)	(3,546)	2,930	83	(9,478)	(10,935)	1,457	13
Cash taxes	1,580	1,765	(185)	(10)	5,935	7,973	(2,038)	(26)
Maintenance capital expenditures	(2,007)	(1,389)	(618)	(44)	(4,767)	(5,435)	668	12
Adjusted Free Cash Flow - continuing operations	$7,937	$2,217	5,720	NM	$22,478	$16,022	6,456	40

NM — Not meaningful.
About MIC

MIC owns and operates businesses providing energy services, production and distribution in Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.

Use of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow

In addition to MIC’s results under U.S. GAAP, the Company uses the non-GAAP measures EBITDA excluding non-cash items and Free Cash Flow to assess the performance and prospects of its businesses.

MIC measures EBITDA excluding non-cash items as a reflection of its ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of its capitalization and tax attributes. The Company believes investors use EBITDA excluding non-cash items primarily to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings —the most comparable GAAP measure— before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. Other non-cash expenses, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

The Company’s is an owner of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities —the most comparable GAAP measure — less maintenance capital expenditures and adjusted for changes in working capital.

Management uses Free Cash Flow as a measure of its ability to fund acquisitions, invest in growth projects and to reduce or repay indebtedness. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility into the performance and prospects of the business as a result of: (i) the capital intensive nature of its operations and the generation of non-cash depreciation and amortization; (ii) units issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash mark-to-market adjustment of the value of derivative instruments; (v) gains (losses) related to the write-off or disposal of assets or liabilities, (vi) non-cash compensation expense incurred in relation to the incentive plans for senior management of the Company’s operating business; and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction in Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow to assess the Company’s ability to fund acquisitions, invest in growth projects and reduce or repay indebtedness.

Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

See the tables below for a reconciliation of Net Income (Loss) to EBITDA excluding non-cash items from continuing operations and a reconciliation of cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s current levels of operations, capability, profitability, or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability, or cash flow. Management considers various factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Disclaimer on Forward Looking Statements

This communication contains forward-looking statements. The Company may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, statements regarding the proposed sale of the Company and the anticipated uses of any proceeds therefrom, statements regarding the anticipated specific and overall impacts of the COVID-19 pandemic, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements in this communication are subject to a number of risks and uncertainties, some of which are beyond the Company’s control, including, among other things: changes in general economic or business conditions; the ongoing impact of the COVID-19 pandemic; the Company’s ability to complete the announced sale; uncertainties as to the timing of the consummation of the proposed transaction; the risk that conditions to closing of the proposed transaction are not satisfied, including the failure to timely obtain the requisite approvals or regulatory clearances; the occurrence of any event giving rise to a termination of the proposed transaction; the Company’s ability to service, comply with the terms of and refinance debt; its ability to retain or replace qualified employees; in the absence of a sale, its ability to complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions and implement its strategy; the regulatory environment; demographic trends; the political environment; the economy, tourism, construction and transportation costs; air travel; environmental costs and risks; fuel and gas and other commodity costs; the Company’s ability to recover increases in costs from customers; cybersecurity risks; work interruptions or other labor stoppages; risks associated with acquisitions or dispositions; litigation risks; reliance on sole or limited source suppliers, risks or conflicts of interests involving the Company’s relationship with the Macquarie Group; and changes in U.S. federal tax law. These and other risks and uncertainties are described under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in its other reports filed from time to time with the SEC.

The Company’s actual results, performance, prospects, or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this press release may not occur. These forward-looking statements are made as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Lee Lubarsky Corporate Communications MIC 212-231-2638

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Unit Data)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,371,973	$1,518,108
Restricted cash	955	1,036
Accounts receivable, net of allowance for doubtful accounts	25,279	23,113
Inventories	10,543	9,564
Prepaid expenses	4,334	2,212
Other current assets	6,924	1,715
Current assets held for sale(1)	—	2,185,002
Total current assets	3,420,008	3,740,750
Property, equipment, land and leasehold improvements, net	296,637	297,375
Operating lease assets, net	11,455	9,878
Goodwill	120,193	120,193
Intangible assets, net	4,604	4,923
Other noncurrent assets	11,067	5,520
Total assets	$3,863,964	$4,178,639
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$57	$1,203
Accounts payable	6,820	13,082
Accrued expenses	18,891	17,798
Current portion of long-term debt	28,292	1,060
Distribution payable	3,297,420	960,981
Operating lease liabilities - current	1,829	2,019
Other current liabilities	4,755	9,591
Current liabilities held for sale(1)	—	1,613,830
Total current liabilities	3,358,064	2,619,564
Long-term debt, net of current portion	97,861	578,169
Deferred income taxes	27,294	26,453
Operating lease liabilities - noncurrent	9,581	7,869
Other noncurrent liabilities	53,647	53,278
Total liabilities	3,546,447	3,285,333
Commitments and contingencies	—	—
Unitholders’ equity(2):
Common Units paid in capital (500,000,000 authorized; 88,197,409 units issued and outstanding on September 30, 2021 and 87,361,929 units issued and outstanding on December 31, 2020)	192,207	178,062
Accumulated other comprehensive loss	(6,171)	(6,175)
Retained earnings	123,027	713,129
Total unitholders’ equity	309,063	885,016
Noncontrolling interests	8,454	8,290
Total equity	317,517	893,306
Total liabilities and equity	$3,863,964	$4,178,639

(1)See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2021, for discussions on businesses classified as held for sale.
(2)The Company is authorized to issue 100,000,000 preferred units. On September 30, 2021 and December 31, 2020, no preferred units were issued or outstanding. The Company had 100 special units issued and outstanding to its Manager on September 30, 2021 and December 31, 2020.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Thousands, Except Unit and Per Unit Data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Product revenue	$60,086	$39,036	$173,413	$136,293
Total revenue	60,086	39,036	173,413	136,293
Costs and expenses
Cost of product sales	40,613	25,059	113,203	85,218
Selling, general and administrative	61,704	11,135	88,429	40,561
Disposition payment to Manager	228,551	—	228,570	—
Total Selling, general and administrative	290,255	11,135	316,999	40,561
Fees to Manager - related party	7,698	4,980	20,801	16,160
Depreciation	3,757	3,717	11,133	10,906
Amortization of intangibles	107	105	319	318
Total operating expenses	342,430	44,996	462,455	153,163
Operating loss	(282,344)	(5,960)	(289,042)	(16,870)
Other income (expense)
Interest income	6	(42)	22	22
Interest expense(1)	(948)	(4,905)	(13,991)	(16,215)
Other income (expense), net	180	(769)	(238)	(937)
Net loss from continuing operations before income taxes	(283,106)	(11,676)	(303,249)	(34,000)
Benefit for income taxes	8,455	6,186	6,788	8,808
Net loss from continuing operations	(274,651)	(5,490)	(296,461)	(25,192)

Discontinued Operations(2)
Net income (loss) from discontinued operations before income taxes	3,004,955	(718,061)	3,063,442	(688,499)
Provision for income taxes	(50,511)	(169,819)	(66,458)	(175,750)
Net income (loss) from discontinued operations	2,954,444	(887,880)	2,996,984	(864,249)
Net income (loss)	2,679,793	(893,370)	2,700,523	(889,441)

Net loss from continuing operations	(274,651)	(5,490)	(296,461)	(25,192)
Less: net (loss) income attributable to noncontrolling interest	(14)	(122)	167	459
Net loss from continuing operations attributable to MIH	(274,637)	(5,368)	(296,628)	(25,651)
Net income (loss) from discontinued operations	2,954,444	(887,880)	2,996,984	(864,249)
Net income (loss) from discontinued operations attributable to MIH	2,954,444	(887,880)	2,996,984	(864,249)
Net income (loss) attributable to MIH	$2,679,807	$(893,248)	$2,700,356	$(889,900)

Basic loss per units from continuing operations attributable to MIH	$(3.12)	$(0.06)	$(3.38)	$(0.29)
Basic income (loss) per units from discontinued operations attributable to MIH	33.61	(10.20)	34.19	(9.95)
Basic income (loss) per units attributable to MIH	$30.49	$(10.26)	$30.81	$(10.24)
Weighted average number of units outstanding: basic	87,891,018	87,030,751	87,645,390	86,864,951

Diluted loss per unit from continuing operations attributable to MIH	$(3.12)	$(0.06)	$(3.38)	$(0.29)
Diluted income (loss) per unit from discontinued operations attributable to MIH	33.61	(10.20)	34.19	(9.95)
Diluted income (loss) per unit attributable to MIH	$30.49	$(10.26)	$30.81	$(10.24)
Weighted average number of units outstanding: diluted	87,891,018	87,030,751	87,645,390	86,864,951
Cash distributions declared per unit	$37.386817	$—	$37.386817	$—

(1)Interest expense includes non-cash gains on derivative instruments of $8,000 and $213,000 for the quarter and nine months ended September 30, 2021, respectively, compared with non-cash losses of $7,000 and $963,000 for the quarter and nine months ended September 30, 2020, respectively.
(2)See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended September 30, 2021, for discussions on businesses classified as held for sale.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Thousands)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss from continuing operations	$(296,461)	$(25,192)
Adjustments to reconcile net loss to net cash used in operating activities from continuing operations:
Depreciation	11,133	10,906
Amortization of intangibles	319	318
Write-off of debt financing costs	4,170	2,882
Amortization of debt discount and financing costs	664	1,414
Adjustments to derivative instruments	(7,628)	(4,290)
Fees to Manager - related party	20,801	16,160
Deferred taxes	(853)	(835)
Other non-cash expense, net	4,274	4,085
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(2,065)	6,764
Inventories	(2,142)	(272)
Prepaid expenses and other current assets	(3,834)	(1,531)
Accounts payable and accrued expenses	(6,841)	(3,376)
Income taxes payable	(6,837)	(10,472)
Other, net	(6,899)	2,115
Net cash used in operating activities from continuing operations	(292,199)	(1,324)
Investing activities
Purchases of property and equipment	(10,314)	(10,790)
Other, net	72	36
Net cash used in investing activities from continuing operations	(10,242)	(10,754)
Financing activities
Payment of long-term debt	(469,253)	(1,003)
Dividends paid to common unitholders	(960,981)	—
Distributions paid to noncontrolling interest	(3)	(3)
Debt financing costs paid	(292)	—
Net cash used in financing activities from continuing operations	(1,430,529)	(1,006)
Net change in cash, cash equivalents, and restricted cash from continuing operations	(1,732,970)	(13,084)

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows provided by (used in) discontinued operations:
Net cash provided by operating activities	$28,965	$283,506
Net cash provided by (used in) investing activities	3,242,836	(192,913)
Net cash (used in) provided by financing activities	(5,123)	55,120
Net cash provided by discontinued operations	3,266,678	145,713
Effect of exchange rate changes on cash and cash equivalents	—	(255)
Net change in cash, cash equivalents, and restricted cash	1,533,708	132,374
Cash, cash equivalents, and restricted cash, beginning of period	1,839,220	358,565
Cash, cash equivalents, and restricted cash, end of period	$3,372,928	$490,939
Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Accrued purchases of property and equipment from continuing operations	$680	$443
Accrued purchases of property and equipment from discontinued operations	4,201	14,848
Leased assets obtained in exchange for new operating lease liabilities from discontinued operations	14,666	9,419
Cash distribution declared, but not yet paid	3,297,420	—
Taxes received, net, from continuing operations	(625)	—
Taxes paid, net, from discontinued operations	143,906	4,970
Interest paid, net, from continuing operations	12,901	10,165
Interest paid, net, from discontinued operations	29,616	68,544

The following table provides a reconciliation of cash, cash equivalents, and restricted cash from both continuing and discontinued operations reported within the consolidated condensed balance sheets that is presented in the consolidated condensed statements of cash flows:

	As of September 30,
	2021	2020
Cash and cash equivalents	$3,371,973	$32,667
Restricted cash - current	955	1,374
Cash, cash equivalents, and restricted cash included in assets held for sale	—	456,898
Total of cash, cash equivalents, and restricted cash shown in the consolidated condensed statements of cash flows	$3,372,928	$490,939

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands, Except Unit and Per Unit Data) (Unaudited)
Revenue
Product revenue	$60,086	$39,036	21,050	54	$173,413	$136,293	37,120	27
Total revenue	60,086	39,036	21,050	54	173,413	136,293	37,120	27
Costs and expenses
Cost of product sales	40,613	25,059	(15,554)	(62)	113,203	85,218	(27,985)	(33)
Selling, general and administrative	61,704	11,135	(50,569)	NM	88,429	40,561	(47,868)	(118)
Disposition payment to Manager	228,551	—	(228,551)	NM	228,570	—	(228,570)	NM
Total Selling, general and administrative	290,255	11,135	(279,120)	NM	316,999	40,561	(276,438)	NM
Fees to Manager - related party	7,698	4,980	(2,718)	(55)	20,801	16,160	(4,641)	(29)
Depreciation and amortization	3,864	3,822	(42)	(1)	11,452	11,224	(228)	(2)
Total operating expenses	342,430	44,996	(297,434)	NM	462,455	153,163	(309,292)	NM
Operating loss	(282,344)	(5,960)	(276,384)	NM	(289,042)	(16,870)	(272,172)	NM
Other income (expense)
Interest income	6	(42)	48	114	22	22	—	—
Interest expense(1)	(948)	(4,905)	3,957	81	(13,991)	(16,215)	2,224	14
Other income (expense), net	180	(769)	949	123	(238)	(937)	699	75
Net loss from continuing operations before income taxes	(283,106)	(11,676)	(271,430)	NM	(303,249)	(34,000)	(269,249)	NM
Benefit for income taxes	8,455	6,186	2,269	37	6,788	8,808	(2,020)	(23)
Net loss from continuing operations	(274,651)	(5,490)	(269,161)	NM	(296,461)	(25,192)	(271,269)	NM

Discontinued Operations
Net income (loss) from discontinued operations before income taxes	3,004,955	(718,061)	3,723,016	NM	3,063,442	(688,499)	3,751,941	NM
Provision for income taxes	(50,511)	(169,819)	119,308	70	(66,458)	(175,750)	109,292	62
Net income (loss) from discontinued operations	2,954,444	(887,880)	3,842,324	NM	2,996,984	(864,249)	3,861,233	NM
Net income (loss)	2,679,793	(893,370)	3,573,163	NM	2,700,523	(889,441)	3,589,964	NM

Net loss from continuing operations	(274,651)	(5,490)	(269,161)	NM	(296,461)	(25,192)	(271,269)	NM
Less: net (loss) income attributable to noncontrolling interests	(14)	(122)	(108)	(89)	167	459	292	64
Net loss from continuing operations attributable to MIH	(274,637)	(5,368)	(269,269)	NM	(296,628)	(25,651)	(270,977)	NM
Net income (loss) from discontinued operations	2,954,444	(887,880)	3,842,324	NM	2,996,984	(864,249)	3,861,233	NM
Net income (loss) from discontinued operations attributable to MIH	2,954,444	(887,880)	3,842,324	NM	2,996,984	(864,249)	3,861,233	NM
Net income (loss) attributable to MIH	$2,679,807	$(893,248)	3,573,055	NM	$2,700,356	$(889,900)	3,590,256	NM

Basic loss per unit from continuing operations attributable to MIH	$(3.12)	$(0.06)	(3.06)	NM	$(3.38)	$(0.29)	(3.09)	NM
Basic income (loss) per unit from discontinued operations attributable to MIH	33.61	(10.20)	43.81	NM	34.19	(9.95)	44.14	NM
Basic income (loss) per unit attributable to MIH	$30.49	$(10.26)	40.75	NM	$30.81	$(10.24)	41.05	NM
Weighted average number of units outstanding: basic	87,891,018	87,030,751	860,267	1	87,645,390	86,864,951	780,439	1

NM — Not meaningful.
(1)Interest expense includes non-cash gains on derivative instruments of $8,000 and $213,000 for the quarter and nine months ended September 30, 2021, respectively, compared with non-cash losses of $7,000 and $963,000 for the quarter and nine months ended September 30, 2020, respectively.

MACQUARIE INFRASTRUCTURE HOLDINGS, LLC

RECONCILIATION OF CONSOLIDATED NET LOSS TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended September 30,		Change Favorable/(Unfavorable)		Nine Months Ended September 30,		Change Favorable/(Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands) (Unaudited)
Net loss from continuing operations	$(274,651)	$(5,490)			$(296,461)	$(25,192)
Interest expense, net(1)	942	4,947			13,969	16,193
Benefit for income taxes	(8,455)	(6,186)			(6,788)	(8,808)
Depreciation and amortization	3,864	3,822			11,452	11,224
Fees to Manager - related party	7,698	4,980			20,801	16,160
Other non-cash income, net(2)	(579)	(21)			(3,221)	(1,319)
EBITDA excluding non-cash items - continuing operations	$(271,181)	$2,052	(273,233)	NM	$(260,248)	$8,258	(268,506)	NM

EBITDA excluding non-cash items - continuing operations	$(271,181)	$2,052			$(260,248)	$8,258
Interest expense, net(1)	(942)	(4,947)			(13,969)	(16,193)
Non-cash interest expense, net(1)	326	1,401			4,491	5,258
Benefit for current income taxes	1,580	1,765			5,935	7,973
Changes in working capital	(1,331)	1,191			(28,408)	(6,620)
Cash (used in) provided by operating activities - continuing operations	(271,548)	1,462			(292,199)	(1,324)
Changes in working capital	1,331	(1,191)			28,408	6,620
Maintenance capital expenditures	(2,007)	(1,389)			(4,767)	(5,435)
Free cash flow - continuing operations	$(272,224)	$(1,118)	(271,106)	NM	$(268,558)	$(139)	(268,419)	NM

NM — Not meaningful.
(1)Interest expense, net, includes non-cash adjustments to derivative instruments, non-cash amortization of debt financing fees, and non-cash amortization of debt discount related to our 2.00% Convertible Senior Notes. For the quarter and nine months ended September 30, 2021, interest expense also includes non-cash write-offs of debt financing costs related to the repurchase of our 2.00% Convertible Senior Notes and the full repayment of $100.0 million of senior secured notes at Hawaii Gas. In connection with the repayment of the Hawaii Gas $100.0 million senior secured notes, the Company paid a $4.7 million 'make-whole' payment.
(2)Other non-cash income, net, includes primarily non-cash mark-to-market adjustment of the value of the commodity hedge contracts, non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses, and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Other non-cash income, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.